Exhibit 99.1
Calumet Specialty Products Partners, L.P. Reports Fourth Quarter and Year End 2021 Results

•Net loss of $87.1 million, or $(1.08) per unit for the fourth quarter 2021
•Specialty Products & Solutions – demand and margins seasonally in line for both Specialties and Fuels
•Performance Brands – strong demand for branded products offset by additive shortages
•Montana/Renewables – unplanned downtime in November
•Montana/Renewables – carve out and capitalization of Montana Renewables LLC (“MRL”)
INDIANAPOLIS — (PR NEWSWIRE) — February 25, 2022 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” “we,” “our” or “us”), a leading independent producer of petroleum-based specialty products, today reported results for the fourth quarter and year ended December 31, 2021, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(Dollars in millions, except per unit data)
Net loss	$(87.1)	$(82.1)	$(260.1)	$(149.0)
Net loss per unit	$(1.08)	$(1.03)	$(3.23)	$(1.86)
Adjusted EBITDA	$24.6	$33.8	$110.3	$217.3

	Specialty Products and Solutions		Performance Brands		Montana/Renewables
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2021	2020	2021	2020	2021	2020
	(Dollars in millions, except per barrel data)
Gross profit (loss)	$19.2	$(8.1)	$11.8	$19.9	$1.5	$(17.2)
Adjusted gross profit	$34.9	$23.8	$12.1	$20.9	$11.0	$3.2
Adjusted EBITDA	$28.7	$25.4	$3.7	$14.0	$9.2	$6.5
Gross profit (loss) per barrel	$3.97	$(1.68)	$107.27	$160.48	$0.66	$(6.67)
Adjusted gross profit per barrel	$7.22	$4.95	$110.00	$168.55	$4.82	$1.24

	Specialty Products and Solutions		Performance Brands		Montana/Renewables
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020	2021	2020
	(Dollars in millions, except per barrel data)
Gross profit	$62.6	$18.7	$68.3	$79.6	$12.0	$0.8
Adjusted gross profit	$130.3	$146.2	$67.3	$84.0	$52.5	$61.5
Adjusted EBITDA	$104.6	$151.0	$33.8	$61.1	$44.4	$71.4
Gross profit per barrel	$3.40	$0.90	$135.25	$157.94	$1.20	$0.08
Adjusted gross profit per barrel	$7.08	$7.03	$133.27	$166.67	$5.23	$5.89
Strategic Update: Since the beginning of the fourth quarter, Calumet has raised $675 million of outside capital, allowing the company to carve out, capitalize, and stand up MRL while redeeming all 2022 and 2023 maturities. These activities substantially funded MRL while allowing Calumet to de-lever the balance sheet by redeeming $80 million of outstanding Senior Notes due 2022 during the fourth quarter. In January of 2022, Calumet issued $325 million of Senior Unsecured Notes due 2027 that allowed us to refinance our 2023 Notes. During this time, Calumet also amended and extended the revolving credit facility through 2027. These strategic actions highlight the continuation of our transformation of Calumet.
“The elimination of our near-term maturities enables us to focus our efforts this year on finishing the capitalization of MRL and further progressing the deleveraging of Calumet,” said Steve Mawer, CEO. “We believe the most valuable path forward for Calumet unitholders is to eventually take MRL to the public markets and these strategic moves help position us to do so.”

Additionally, yesterday Calumet issued a press release announcing Fred Fehsenfeld’s retirement as Chairman of the Board effective May 1, 2022. Steve Mawer, currently CEO, will assume the role of Executive Chairman of the Board on that date. Additionally on that date, Todd Borgmann, currently EVP & CFO, will assume the role of CEO and Vince Donargo, currently Chief Accounting Officer, will assume the role of EVP & CFO.
Specialty Products & Solutions (SPS): The SPS segment reported Adjusted EBITDA of $28.7 million, compared to Adjusted EBITDA of $25.4 million for the same quarter a year ago. While the effects of seasonality started to ease margins in the segment during the quarter, specialty material margins were $62.95 per barrel, up from $47.45 per barrel in the same quarter a year ago. Fuels material margins were $3.29 per barrel in the fourth quarter, versus $(0.22) per barrel in the fourth quarter of 2020. The SPS business also incurred higher transportation and utility costs in the current quarter in comparison to the same quarter a year ago.

Performance Brands (PB): The PB segment reported Adjusted EBITDA of $3.7 million, compared to Adjusted EBITDA of $14.0 million for the same quarter a year ago. The supply chain issues that PB has dealt with for most of 2021 continued to impact the business in the fourth quarter. With strong underlying demand, PB ended the year with a record sales order backlog of $34 million. We expect to continue to be impacted by a shortage of additive supply from our largest supplier through the first half of 2022.

Montana / Renewables (MR): The MR segment reported $9.2 million of Adjusted EBITDA, compared to Adjusted EBITDA of $6.5 million for the fourth quarter of 2020. The plant experienced unplanned downtime during the month of November due to a hydrogen plant outage. In December, the plant restarted and returned to full operations by year end. During the quarter, we successfully carved out MRL and substantially funded the required capital needs to start up late in 2022. We believe our unique location and advantaged access to feedstocks, low capital cost and speed to market make our renewable diesel facility one of the most compelling projects in North America.

Corporate: Total corporate costs are represented as a loss of $17.0 million of Adjusted EBITDA, compared to a loss of $12.1 million of Adjusted EBITDA in the fourth quarter of 2020.

Operations Summary

The following table sets forth information about the Partnership’s continuing operations. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased blendstocks such as ethanol and specialty blendstocks, as well as the resale of crude oil.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(In bpd)
Total sales volume (1)	78,597	81,661	79,281	86,727
Total feedstock runs (2)	81,247	83,482	75,818	84,829
Total facility production: (3)
Specialty Products and Solutions:
Lubricating oils	10,848	11,049	9,867	10,143
Solvents	6,837	7,769	6,833	6,819
Waxes	1,426	1,510	1,335	1,318
Fuels, asphalt and other by-products	34,924	31,110	27,869	35,052
Total specialty products	54,035	51,438	45,904	53,332

Montana/Renewables:
Gasoline	4,693	5,171	4,907	5,369
Diesel	8,417	10,159	9,711	10,389
Jet fuel	686	494	901	647
Asphalt, heavy fuel oils and other	8,428	10,425	10,379	10,337
Total fuel products	22,224	26,249	25,898	26,742

Performance Brands	1,152	1,303	1,304	1,381

Total facility production (3)	77,411	78,990	73,106	81,455

(1)Total sales volume includes sales from the production at our facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third-party customers. Total sales volume includes the sale of purchased blendstocks.
(2)Total feedstock runs represent the barrels per day of crude oil and other feedstocks processed at our facilities and at certain third-party facilities pursuant to supply and/or processing agreements.
(3)The difference between total facility production and total feedstock runs is primarily a result of the time lag between the input of feedstocks and production of finished products and volume loss.
Webcast Information
A conference call is scheduled for 9:00 a.m. ET on February 25, 2022 to discuss the financial and operational results for the fourth quarter and full year 2021. Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Partnership's website at http://www.calumetspecialty.investorroom.com/events. Interested parties may also participate in the call by dialing (866) 584-9671 and entering the conference ID 2259825. A replay of the conference call will be available a few hours after the event on the investor relations section of the Partnership's website, under the events and presentations section and will remain available for at least 90 days.
About the Partnership
Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) manufactures, formulates, and markets a diversified slate of specialty products to customers in a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements and information in this press release, may constitute “forward-looking statements.” The words “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “anticipate,” “estimate,” “continue,” “plan,” “should,” “could,” “would,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) the effect, impact, potential duration or other implications of the ongoing novel coronavirus (“COVID-19”) pandemic, supply chain disruptions and global crude oil production levels on our business and operations, (ii) demand for finished products in markets we serve, (iii) our expectation regarding our business outlook and cash flows, (iv) our expectation regarding anticipated capital expenditures and strategic initiatives, (v) our ability to meet our financial commitments, debt service obligations, debt instrument covenants, contingencies and anticipated capital expenditures and (vi) our ability to convert a significant portion of our Great Falls refinery into a renewable diesel manufacturing facility. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our current expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisition or disposition transactions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty products, fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products and fuel products that meet our customers’ unique and precise specifications; the marketing of alternative and competing products; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuel Standard, including the prices paid for RINs; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market or business conditions.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K and Current Reports on Form 8-K.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance and liquidity measures along with certain key operating metrics.
During the first quarter of 2021, we changed how we calculate Adjusted EBITDA and segment Adjusted gross profit (loss), which are used by management for evaluating performance, allocating resources and managing our business. The revised calculations for each of Adjusted EBITDA and segment Adjusted gross profit (loss) now exclude RINs mark-to-market adjustments, which were previously included. Additionally, the calculation for segment Adjusted gross profit (loss) now excludes depreciation and amortization expenses. These revised calculations better reflect the performance of our business segments including cash flows. Adjusted EBITDA and segment Adjusted gross profit (loss) have been revised for all periods presented to consistently reflect these changes.
We use the following financial performance measures:
EBITDA: We define EBITDA for any period as net income (loss) plus interest expense (including amortization of debt issuance costs), income taxes and depreciation and amortization.
Adjusted EBITDA: We define Adjusted EBITDA for any period as: EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark to market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, extinguishment costs, premiums and penalties; (f) any net gain or loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) amortization of turnaround costs; (h) LCM inventory adjustments; (i) the impact of liquidation of inventory layers calculated using the LIFO method; (j) RINs mark-to-market adjustments; and (k) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.
Distributable Cash Flow: We define Distributable Cash Flow for any period as Adjusted EBITDA less replacement and environmental capital expenditures, turnaround costs, cash interest expense (consolidated interest expense less non-cash interest expense), gain (loss) from unconsolidated affiliates, net of cash distributions and income tax expense (benefit).
Adjusted EBITDA Margin: We define Adjusted EBITDA Margin for any period as Adjusted EBITDA divided by sales.
Specialty Products and Solutions segment Adjusted gross profit (loss): We define Specialty Products and Solutions segment Adjusted gross profit (loss) for any period as Specialty Products and Solutions segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; and (d) depreciation and amortization.
Performance Brands segment Adjusted gross profit (loss): We define Performance Brands segment Adjusted gross profit (loss) for any period as Performance Brands segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; and (d) depreciation and amortization.
Montana/Renewables Adjusted gross profit (loss): We define Montana/Renewables segment Adjusted gross profit (loss) for any period as Montana/Renewables segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; and (d) depreciation and amortization.
The definition of Adjusted EBITDA that is presented in this press release is similar to the calculation of (i) “Consolidated Cash Flow” contained in the indentures governing our 7.625% senior notes due January 15, 2022, that were issued in November 2013 (the “2022 Notes”), our 7.75% senior notes due April 15, 2023, that were issued in March 2015 (the “2023 Notes”), our 9.25% senior secured first lien notes due July 15, 2024, that were issued in August 2020 (the “2024 Secured Notes”), our 11.00% senior notes due April 15, 2025, that were issued in October 2019 (the “2025 Notes”), and our 8.125% senior notes due January 15, 2027, that were issued in January 2022 (the "2027 Notes") and (ii) “Consolidated EBITDA” contained in the credit agreement governing our revolving credit facility. We are required to report Consolidated Cash Flow to the holders of our 2022 Notes, 2023 Notes, 2024 Secured Notes, 2025 Notes, and 2027 Notes and Consolidated EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our most recent Annual Report on Form 10-K and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.

These non-GAAP measures are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:
•the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;
•the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;
•our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure;
•the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities; and
•our operating performance excluding the non-cash impact of LCM and LIFO inventory adjustments, RINs mark-to-market adjustments, and depreciation and amortization.
We believe that these non-GAAP measures are useful to analysts and investors, as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to pay interest to our noteholders. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.
EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) should not be considered alternatives to Net income (loss), Operating income (loss), Net cash provided by (used in) operating activities, gross profit (loss) or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) management recognizes and considers the limitations of these measurements. EBITDA and Adjusted EBITDA do not reflect our liabilities for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) are only a few of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) in the same manner. Please see the section of this release entitled “Non-GAAP Reconciliations” for tables that present reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to Net income (loss), our most directly comparable GAAP financial performance measure; and segment Adjusted gross profit (loss) to segment gross profit (loss), our most directly comparable GAAP financial performance measure.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except unit and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(Unaudited)
		(As adjusted)		(As adjusted)
Sales	$865.8	$553.9	$3,148.0	$2,268.2
Cost of sales	833.3	559.3	3,005.1	2,169.1
Gross profit (loss)	32.5	(5.4)	142.9	99.1
Operating costs and expenses:
Selling	12.8	10.7	52.8	47.8
General and administrative	53.8	14.4	151.1	91.1
Taxes other than income taxes	2.4	3.6	12.5	9.8
Loss on impairment and disposal of assets	2.2	0.1	4.1	6.8
Gain on the sale of business, net	—	(0.3)	(0.2)	(1.0)
Other operating expense	—	6.1	8.2	16.5
Operating loss	(38.7)	(40.0)	(85.6)	(71.9)
Other income (expense):
Interest expense	(40.2)	(32.7)	(149.5)	(125.9)
Gain (loss) on derivative instruments	(7.9)	(5.3)	(23.3)	52.4
Other expense	(0.3)	(3.8)	(0.2)	(2.5)
Total other expense	(48.4)	(41.8)	(173.0)	(76.0)
Net loss before income taxes	(87.1)	(81.8)	(258.6)	(147.9)
Income tax expense	—	0.3	1.5	1.1
Net loss	$(87.1)	$(82.1)	$(260.1)	$(149.0)
Allocation of net loss:
Net loss	$(87.1)	$(82.1)	$(260.1)	$(149.0)
Less:
General partners' interest in net loss	(1.7)	(1.7)	(5.2)	(3.0)
Net loss available to limited partners	$(85.4)	$(80.4)	$(254.9)	$(146.0)
Weighted average limited partner units outstanding:
Basic and diluted	79,049,450	78,429,721	78,980,839	78,369,091
Limited partners’ interest basic and diluted net loss per unit:
Limited partners’ interest	$(1.08)	$(1.03)	$(3.23)	$(1.86)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$38.1	$109.4
Accounts receivable, net
Trade, less allowance for credit losses of $2.0 million and $0.8 million, respectively	216.8	152.4
Other	36.2	8.0
	253.0	160.4
Inventories	326.6	254.9
Prepaid expenses and other current assets	14.9	10.2
Total current assets	632.6	534.9
Property, plant and equipment, net	949.7	919.8
Goodwill	173.0	173.0
Other intangible assets, net	45.8	57.6
Operating lease right-of-use assets	157.7	85.8
Restricted cash	83.8	—
Other noncurrent assets, net	85.3	37.2
Total assets	$2,127.9	$1,808.3
LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)
Current liabilities:
Accounts payable	$301.0	$179.3
Accrued interest payable	27.7	31.7
Accrued salaries, wages and benefits	93.7	27.6
Other taxes payable	11.6	9.5
Obligations under inventory financing agreements	173.0	98.8
Current portion of RINs obligation	200.1	129.4
Other current liabilities	20.2	22.6
Current portion of operating lease liabilities	65.1	41.4
Current portion of long-term debt	7.4	2.9
Derivative liabilities	—	1.3
Total current liabilities	899.8	544.5
Pension and postretirement benefit obligations	6.7	9.3
Other long-term liabilities	15.8	18.9
Long-term operating lease liabilities	93.1	44.8
Long-term RINs obligation, less current portion	78.8	—
Long-term debt, less current portion	1,418.8	1,319.4
Total liabilities	$2,513.0	$1,936.9
Commitments and contingencies
Partners’ capital (deficit):
Limited partners' interest (78,676,262 units and 78,062,346 units, issued and outstanding at December 31, 2021 and 2020, respectively)	(378.8)	(125.3)
General partner's interest	3.8	9.0
Accumulated other comprehensive loss	(10.1)	(12.3)
Total partners’ capital (deficit)	(385.1)	(128.6)
Total liabilities and partners’ capital (deficit)	$2,127.9	$1,808.3

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2021	2020
Operating activities
Net loss	$(260.1)	$(149.0)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	107.7	105.1
Amortization of turnaround costs	17.0	14.6
Non-cash interest expense	10.6	6.0
Debt extinguishment costs	0.5	—
Unrealized (gain) loss on derivative instruments	24.4	(2.8)
Loss on impairment and disposal of assets	4.1	6.8
Equity based compensation	50.7	5.5
Lower of cost or market inventory adjustment	(44.7)	24.0
Other non-cash activities	2.4	(2.1)
Changes in assets and liabilities:
Accounts receivable	(91.4)	25.5
Inventories	(27.0)	14.0
Prepaid expenses and other current assets	(3.7)	0.6
Turnaround costs	(61.0)	(23.4)
Accounts payable	71.0	(38.1)
Accrued interest payable	(3.2)	(1.0)
Accrued salaries, wages and benefits	17.1	(12.5)
Other taxes payable	2.1	(2.3)
Other liabilities	139.5	91.9
Net cash provided by (used in) operating activities	$(44.0)	$62.8
Investing activities
Additions to property, plant and equipment	(82.9)	(44.0)
Acquisition of businesses, net of cash acquired	—	(3.3)
Proceeds from sale of property, plant and equipment	0.1	0.1
Net cash provided by discontinued operations	—	0.9
Net cash used in investing activities	$(82.8)	$(46.3)
Financing activities
Proceeds from borrowings — revolving credit facility	1,122.1	1,130.7
Repayments of borrowings — revolving credit facility	(1,230.1)	(1,022.7)
Repayments of borrowings — senior notes	(150.0)	—
Payments on finance lease obligations	(0.6)	(0.5)
Proceeds from inventory financing	1,046.7	756.1
Payments on inventory financing	(999.2)	(786.0)
Proceeds from MRL Credit Facility	300.0	—
Proceeds from other financing obligations	70.0	31.4
Payments on other financing obligations	(7.6)	(33.4)
Debt issuance costs	(12.0)	(1.8)
Net cash provided by financing activities	$139.3	$73.8
Net increase in cash, cash equivalents and restricted cash	12.5	90.3
Cash, cash equivalents and restricted cash at beginning of period	109.4	19.1
Cash, cash equivalents and restricted cash at end of period	$121.9	$109.4
Cash and cash equivalents	$38.1	$109.4
Restricted cash	$83.8	$—
Supplemental disclosure of non-cash investing activities
Non-cash property, plant and equipment additions	$51.4	$4.6

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NON-GAAP RECONCILIATIONS
RECONCILIATION OF NET INCOME (LOSS)
TO EBITDA, ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of Net loss to EBITDA, Adjusted EBITDA and Distributable Cash Flow:	(Unaudited)
Net loss	$(87.1)	$(82.1)	$(260.1)	$(149.0)
Add:
Interest expense	40.2	32.7	149.5	125.9
Depreciation and amortization	29.0	26.3	107.7	105.1
Income tax expense	—	0.3	1.5	1.1
EBITDA	$(17.9)	$(22.8)	$(1.4)	$83.1
Add:
LCM / LIFO (gain) loss	$(5.2)	$(7.0)	$(50.3)	$28.5
Unrealized (gain) loss on derivative instruments	7.9	18.4	24.4	(2.8)
Amortization of turnaround costs	4.8	1.9	17.0	14.6
Loss on impairment and disposal of assets	2.2	0.1	4.1	6.8
Gain on sale of business, net	—	(1.0)	(0.2)	(1.0)
RINs mark-to-market loss	1.4	42.4	57.7	75.8
Other non-recurring (income) expenses	5.1	(1.9)	8.3	2.4
Equity based compensation and other items	26.3	3.7	50.7	9.9
Adjusted EBITDA	$24.6	$33.8	$110.3	$217.3
Less:
Replacement and environmental capital expenditures (1)	$14.7	$8.1	$29.0	$31.8
Cash interest expense (2)	34.7	31.5	138.9	119.9
Turnaround costs	20.2	3.7	61.0	23.4
Income tax expense	—	0.3	1.5	1.1
Distributable Cash Flow	$(45.0)	$(9.8)	$(120.1)	$41.1

(1)Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.
(2)Represents consolidated interest expense less non-cash interest expense.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT GROSS PROFIT (LOSS)
TO SEGMENT ADJUSTED GROSS PROFIT (LOSS)
(In millions, except per barrel data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of Segment Gross Profit (Loss) to Segment Adjusted Gross Profit (Loss):	(Unaudited)
Specialty Products and Solution segment gross profit (loss)	$19.2	$(8.1)	$62.6	$18.7
LCM/LIFO inventory (gain) loss	(5.4)	(7.7)	(35.1)	23.5
RINs mark to market loss	2.0	24.6	34.8	43.8
Depreciation and amortization	19.1	15.0	68.0	60.2
Specialty Products and Solutions segment Adjusted gross profit	$34.9	$23.8	$130.3	$146.2

Performance Brands segment gross profit	$11.8	$19.9	$68.3	$79.6
LCM/LIFO inventory (gain) loss	(0.4)	0.2	(3.8)	1.5
Depreciation and amortization	0.7	0.8	2.8	2.9
Performance Brands segment Adjusted gross profit	$12.1	$20.9	$67.3	$84.0

Montana/Renewables segment gross profit (loss)	$1.5	$(17.2)	12.0	$0.8
LCM/LIFO inventory (gain) loss	0.6	0.5	(11.4)	3.5
RINs mark to market (gain) loss	(0.7)	13.0	16.8	22.1
Depreciation and amortization	9.6	6.9	35.1	35.1
Montana/Renewables segment Adjusted gross profit	$11.0	$3.2	$52.5	$61.5

Reported Specialty Products and Solutions segment gross profit (loss) per barrel	$3.97	$(1.68)	$3.40	$0.90
LCM/LIFO inventory (gain) loss per barrel	(1.12)	(1.60)	(1.91)	1.13
RINs mark to market loss per barrel	0.41	5.11	1.89	2.11
Depreciation and amortization per barrel	$3.96	3.12	3.70	2.89
Specialty Products and Solutions segment Adjusted gross profit per barrel	$7.22	$4.95	$7.08	$7.03

Reported Performance Brands segment gross profit per barrel	$107.27	$160.48	$135.25	$157.94
LCM/LIFO inventory (gain) loss per barrel	(3.64)	1.61	(7.52)	2.98
Depreciation and amortization per barrel	6.37	6.46	5.54	5.75
Performance Brands segment Adjusted gross profit per barrel	$110.00	$168.55	$133.27	$166.67

Reported Montana/Renewables segment gross profit (loss) per barrel	$0.66	$(6.67)	$1.20	$0.08
LCM/LIFO inventory (gain) loss per barrel	0.26	0.19	(1.14)	0.34
RINs mark to market (gain) loss per barrel	(0.31)	5.04	1.67	2.12
Depreciation and amortization per barrel	4.21	2.68	3.50	3.35
Montana/Renewables segment Adjusted gross profit per barrel	$4.82	$1.24	$5.23	$5.89

Specialty Products and Solutions Adjusted EBITDA	$28.7	$25.4	$104.6	$151.0
Specialty Products and Solutions sales	604.0	372.3	2,111.4	1,528.9
Specialty Products and Solutions Adjusted EBITDA margin	4.8%	6.8%	5.0%	9.9%